Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation in this Post-Effective Amendment to the Registration Statement on Form S-1 of our report dated April 15, 2026, relating to the consolidated financial statements of Northwest Biotherapeutics, Inc. and Subsidiaries (the “Company”) appearing in the Annual Report on Form 10-K of the Company as of for the years ended December 31, 2025 and 2024, and to the reference to us under the header “Experts” in this Post-Effective Amendment to the Registration Statement.

/s/ Cherry Bekaert LLP

Nashville, Tennessee

April 16, 2026